UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ACCREDITED MEMBERS HOLDING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACCREDITED MEMBERS HOLDING CORPORATION
2 North Cascade Avenue, Suite 1400
Colorado Springs, CO 80903
(719) 265-5821

May 10, 2012

To Our Shareholders:

You are cordially invited to the Annual Meeting of Shareholders (the “Meeting”) of Accredited Members Holding Corporation (the “Company”) to be held at the Denver Marriott City Center, 1701 California Street, Denver, Colorado 80202 on Wednesday, June 13, 2012 at 6:00 p.m. local time.

The formal Notice of the Meeting and Proxy Statement describing the matters to be acted upon at the Meeting are contained in the following pages.  Shareholders also are entitled to vote on any other matters which properly come before the Meeting.

Enclosed is a proxy which will enable you to vote your shares on the matters to be considered at the Meeting even if you are unable to attend the Meeting.  Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Meeting.

WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING EITHER BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE.

Sincerely,

DAVID LAVIGNE AND J.W. ROTH,
CO-CHAIRMEN

ACCREDITED MEMBERS HOLDING CORPORATION
2 North Cascade Avenue, Suite 1400
Colorado Springs, CO 80903
(719) 265-5821

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 13, 2012

May 10, 2012

To the Shareholders of Accredited Members Holding Corporation:

The Annual Meeting of Shareholders (the “Meeting”) of Accredited Members Holding Corporation, a Colorado corporation (the “Company”) will be held at the Denver Marriott City Center, 1701 California Street, Denver, Colorado 80202 on Wednesday, June 13, 2012 at 6:00 p.m. local time, for the purpose of considering and voting upon proposals to:

1.	Elect directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

2.	Amend our Articles of Incorporation to increase our authorized capital to 150,000,000 shares of common stock par value $0.001.

3.	Amend our Articles of Incorporation to change our name.

4.	Approve the sale of three subsidiaries in a related party transaction.

5.	Adopt our 2012 Stock Option Plan.

6.	Ratify and approve the appointment of GHP Horwath, P.C. as our independent registered public accounting firm.

7.	Transact such other business as may lawfully come before the Meeting or any adjournment(s) thereof.

The Board of Directors is not aware of any other business to come before the Meeting.  Pursuant to the Company’s Bylaws, the Board of Directors has fixed the close of business on May 2, 2012 as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.

You are requested to complete and sign the enclosed proxy which is solicited by the Board of Directors and to return it promptly in the enclosed envelope.  The proxy will not be used if you attend the Meeting and vote in person.

EACH SHAREHOLDER, WHETHER OR NOT HE PLANS TO ATTEND THE MEETING, IS REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD.  ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING.  HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS,

David Lavigne & J.W. Roth,
Co-Chairmen

ACCREDITED MEMBERS HOLDING CORPORATION
2 North Cascade Avenue, Suite 1400
Colorado Springs, CO 80903
(719) 265-5821

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
JUNE 13, 2012

May 10, 2012

To Our Shareholders:

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Accredited Members Holding Corporation (the “Company”) of proxies to be used at the Annual Meeting of Shareholders (the “Meeting”) to be held at Denver Marriott City Center, 1701 California Street, Denver, Colorado 80202 on Wednesday, June 13, 2012, at 6:00 p.m. local time, and at any adjournments or postponements thereof.  The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement, the accompanying proxy card, the Company’s Form 10-K for the year ended December 31, 2011, the Current Report on Form 8-K filed April 16, 2012, and the Notice of Annual Meeting of Shareholders (collectively, the “Proxy Materials”) are first being mailed to shareholders beginning on or about May 10, 2012.

GENERAL INFORMATION

Solicitation

The enclosed proxy is being solicited by the Company’s Board of Directors.  The costs of the solicitation will be borne by the Company.  Proxies may be solicited personally or by mail, telephone, facsimile or telegraph by directors, officers and regular employees of the Company, none of whom will receive any additional compensation for such solicitations.  The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the shares.

Voting Rights and Votes Required

Holders of shares of Accredited Members Holding Corporation common stock (the “Common Stock”) and holders of Accredited Members Holding Corporation Series A Preferred Stock (the “Series A Stock”) at the close of business on Wednesday, May 2, 2012 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting.  As of the Record Date _____________ shares of Company’s Common Stock were outstanding and ________ shares of Series A Stock were outstanding (which equates to ___________ votes).

The presence, in person or by proxy, of holders of one-third of the votes entitled to be cast as of the Record Date constitute a quorum for the transaction of business at the Meeting.  Holders of the Series A Stock vote as a single class with the common stock, on an as-converted basis, and quorum and voting thresholds are met by tabulating the Series A Stock on an as-converted basis.  Holders of Common Stock are entitled to one vote per share.  Each share of Series A Stock is currently convertible into eight shares of common stock.  The presence in person or by proxy of the holders of capital stock representing at least __________ votes entitled to be cast at the Meeting is required for a quorum.  In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.  Abstentions will count towards quorum requirements.

As to the election of directors under Proposal One, the proxy card being provided by the Board enables a shareholder to vote for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed.  Directors are elected by a plurality of votes cast, without respect to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the other nominees being proposed is withheld.

The affirmative vote of a majority of the votes entitled to be cast on the matter is required to approve Proposal Nos. 2, 3, 4, 5 and 6. As to these proposals, a shareholder may:  (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” with respect to the proposal.  Abstentions and broker non-votes will not be counted as votes with respect to Proposal Nos. 2, 3, 4, 5 and 6 and will have the effect of a vote against each such proposal.  Shareholders are not entitled to cumulative voting on any issue being presented to the shareholders.

The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Colorado corporation have the right to dissent under the Colorado Business Corporation Act.

Shares of Common Stock and Series A Stock represented by all properly executed proxies received at the Company’s transfer agent by Monday, June 11, 2012 will be voted as specified in the proxy.  Unless contrary instructions are indicated on the proxy, the shares of Common Stock and Series A Stock represented by such proxy will be voted “FOR” the slate of directors described herein; “FOR” the amendment to our articles of incorporation to increase the Company’s authorized capital; “FOR” the amendment to our Articles of Incorporation to change our name; “FOR” approval of the agreement to sell three subsidiaries; “FOR” approval of the 2012 Stock Option Plan; and “FOR” ratification and approval of our GHP Horwath, P.C. as the Company’s independent auditing firm.

Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described herein.  If any other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire.  A proxy may be revoked at any time prior to its exercise by (i) providing notice in writing to the Company’s corporate secretary that the proxy is revoked; (ii) presenting to the Company a later-dated proxy; or (iii) by attending the Meeting and voting in person.

This Proxy Statement, the Company’s 2011 Annual Report on Form 10-K, the Company’s Current Report on Form 8-K filed April 16, 2012, and the proxy card are available on line at:  www.accreditedmembershc.com/shareholdermeeting 2012.  However, shareholders may not cast their vote or proxy at www.accreditedmembershc.com/share holder meeting 2012.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

A.           Security Ownership of Directors and Management

The number of shares outstanding of the Company’s Common Stock at April 4, 2012, was 34,446,531.  Additionally, the Company had 385,143 shares of its Series A Convertible Preferred Stock Outstanding (the “Series A Stock”).  The number of total voting shares calculated on an as converted basis is 37,527,675. Holders of shares of Series A Stock vote as a single class with the Common Stock, and each share of Series A Stock is entitled to eight votes per share.  The following table sets forth the beneficial ownership of the Company’s common stock and Series A Stock as of April 4, 2012, by each director and each executive officer of the Company and by all directors and executive officers as a group.  To the extent any of the named shareholders own derivative securities that are vested or otherwise exercisable into shares of our common stock these securities are included in the column regarding that shareholders’ common stock beneficial ownership (as required by Rule 13d-3(a)) and the material terms of such derivative securities are explained in the notes to the table.

Name and Address of Beneficial Owner	Position	Common Stock - Amount and Nature of Beneficial Ownership		Percent of Common Stock	Series A Preferred Stock – Beneficial Ownership		Percent of Series A Preferred Stock	As Converted Basis Percent of Voting Stock
J.W. Roth 2 North Cascade Ave, Suite 1400 Colorado Springs, CO 80903	Co-Chairman & CEO	4,906,000	(1)	14.2%	83,334	(1)	21.6%	13.8%

David Lavigne 2 North Cascade Ave, Suite 1400 Colorado Springs, CO 80903	Co-Chairman & CFO	3,904,500	(2)	11.3%	0		0	10.8%

All current directors and executive officers as a group (two persons)		8,810,500		25.5%	83,334		21.6%	24.6%

(1)
Mr. Roth owns 2,303,000 shares of Company common stock, and his spouse owns 2,603,000 shares of Company common stock.  Both Mr. Roth and his wife each own 41,667 shares of Series A Preferred Stock.  Each share of Series A Preferred Stock is entitled to eight votes per share and is currently convertible into eight shares of the Company’s common stock.

(2)	Consists of 3,904,500 shares of common stock.

B.           Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of the Company’s voting stock as of December 31, 2011, by each person (other than the directors and executive officers of the Company) who owned of record, or was known to own beneficially, more than 5% of the outstanding voting stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Common Stock	Percent of Series A Preferred Stock	Percent of Voting Stock
BOCO Investments, LLC 262 East Mountain Ave. Fort Collins, Colorado 80524	3,843,104	(2)	10.2%	10.8%	10.4%

WestMountain Prime LLC 262 East Mountain Ave. Fort Collins, Colorado 80524	1,954,643		5.6%	0	5.3%

Shannon Patrick Murphy 69 West Cheyenne Mountain Blvd Colorado Springs, CO 80906	2,500,000		7.2%	0	6.8%

WestMountain Asset Management, Inc. 123 North College Ave., Suite 200 Fort Collins, Colorado 80524	1,292,713		3.7%	0	3.5%

(1)	Calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(2)
Consists of 3,509,768 shares of common stock and 41,667 shares of Series A Preferred Stock.  Each share of Series A Preferred Stock is currently entitled to eight votes per share and convertible into eight shares of Company common stock.

Changes in Control

There are no arrangements known to the Company which may result in a change in control of the Company.

MANAGEMENT

Legal Proceedings

During the past ten years none of the persons currently serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity.

Board of Directors – Composition, Qualifications and Attributes

The Company’s Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board of Directors to satisfy its oversight obligations effectively.  Currently, the Company does not have a separate nominating committee and to date it does not believe that the Company as an early stage company with limited personnel require such a committee.  However, as the Company grows it may consider establishing a separate nominating committee.  As such, currently the Board of Directors as a whole is in charge of identifying and appointing appropriate persons to serve on the Board of Directors when necessary.  In identifying Board candidates it is the Board’s goal to identify persons whom it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company’s nature while also reviewing other appropriate factors.

The Company believes that each of the persons that currently serve on the Board of Directors (and who are nominated for reelection) have the experience, qualifications and attributes and skills taken as a whole to enable the Board of Directors to satisfy its oversight responsibilities effectively. In particular, the Company believes that because Mr. Roth has over twenty years of experience working with private and public companies in the early and start-up stages, including experience as an officer and director of such companies, that he is a valuable member of our Board of Directors.   Further, Mr. Lavigne was the founder of Edgewater Research Partners LLC (the company whose assets were acquired by Accredited Members, Inc.) and as a result is very familiar with the Company’s business plan and its clientele.  Further, Mr. Lavigne has significant experience with respect to drafting and distributing research and information on micro-cap companies and the Company believes he is well respected in that arena.

Board Leadership Structure and Role in Oversight

The Company’s Board of Directors comprises two persons, J.W. Roth and David Lavigne.  Mr. Roth and Mr. Lavigne serve as the Co-Chairmen of the Board and both have been actively involved in the Company’s, and its wholly owned subsidiary Accredited Members Inc.’s (“AMI”), development and operations since AMI’s inception.  Mr. Roth also serves as the Company’s chief executive officer.

The Board of Directors is responsible for risk oversight of the Company. Risks facing the Company include competitive, economic, operational, financial, accounting, liquidity, tax, regulatory, safety, employment, political and other risks that are attendant to early stage companies. Risks are reported to the Board of Directors through the Company’s (and its subsidiaries’) executive officers, who are responsible for the identification, assessment and management of the Company’s risks. However, the current members of the Board of Directors are actively involved in various aspects of the Company’s operations and thus are also charged with identifying risks.  The Board of Directors regularly discusses the risks identified and reported by the Company’s executive officers and reviews with management strategies and actions to mitigate the risks and the status and effectiveness of such strategies and actions.  Given the size of the Company and its position as an early stage company, the Company has determined that the leadership structure is appropriate.

Meetings of the Board and Committees

There were __ meetings of the Board of Directors during the Company’s fiscal year ended December 31, 2011, however, the Board of Directors took action by written consent ___ times during fiscal 2011.  During its year ended December 31, 2010, the Board of Directors of AMI acted by unanimous written consent one time.

The Company’s Board of Directors has held [] formal meetings during its fiscal 2011.  However, regular communications were maintained throughout the year among all of the officers and directors of the Company.

The Company did not hold an annual meeting of the Company’s security holders during 2011, and does not have a formal policy requiring attendance by members of the Board of Directors.

Committees of the Company’s Board of Directors; Code of Ethics

Currently the Company does not have an audit committee, a designated audit committee financial expert, compensation committee, nominating committee, or other committee of the Board that performs similar functions.  Because of its small size, and because the Company is still in its early stages of operations, the Company does not believe any such committees is warranted.  Additionally, because our common stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.  Instead our Board as a whole performs the functions of an audit, nominating, and compensation committees.

The Company has not adopted a code of ethics, audit committee charter or a compensation committee charger because the Board does not believe that, given the small size of the Company and the limited transactions, such code of ethics or charters are warranted.  However, as the Company grows and it continues to develop its operations it may consider adopting a code of conduct, charters or similar policy.

The entire Board of Directors serves as the Company’s audit committee.  As such the Board has communicated with the Company’s independent auditors about their independence.  Additionally, after review and discussion, the Board approved the inclusion of the audited financial statements in the Company’s annual report on Form 10-K.

No Nominating Committee; Procedures by which Security Holders May Recommend Nominees to the Board of Directors

As noted above, the Company does not have a nominating committee. We do not have a nominating committee because our Board of Directors does not believe that such a committee is necessary given our small size, and the relatively small size of our Board of Directors.  Instead, the Board as a whole considers nominees for vacancies on the Board of Directors and is charged with evaluating their background and potential contributions to the Board of Directors.

In considering candidates for membership on the Board of Directors, the Board of Directors will take into consideration the needs of the Company and its Board of Directors and the qualifications of the candidate.  With respect to potential new Board members the Board will require and/or review information such as the following:

•	The name and address of the proposed candidate;

•	The proposed candidates’ resume or a listing of his or her qualifications to be a director of the Company;

•	A description of any relationship that could affect such person’s qualifying as an independent director, including identifying all other public company board and committee memberships;

•	A confirmation of such person’s willingness to serve as a director if selected by the Board of Directors; and

•	Any information about the proposed candidate that would, under the federal proxy rules, be required to be included in the Company’s proxy statement if such person were a nominee.

Independence of the Board of Directors

Our Board of Directors currently consists of Messrs. Roth and Lavigne.  Neither of the directors are considered “independent” as that term defined by Section 803A of the NYSE Amex Company Guide inasmuch as each of the directors has had material relationships with the Company.  The Board considers all relevant facts and circumstances in its determination of independence of all members of the Board.

Shareholder Communication with the Board of Directors

The Company values the views of its shareholders (current and future shareholders, employees and others).  Any shareholder desiring to communicate directly with any officer or director of the Company may address correspondence to that person at our offices in Colorado Springs, Colorado. Our office staff will forward such communications to the addressee.

Transactions with Related Persons

The Company’s Board of Directors as a whole is charged with reviewing and approving all related party transactions.  There have not been any transactions, or proposed transactions, to which the Company was or is to be a party, in which any Company director, officer, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest, except those outlined below.  On February 24, 2010 the Company completed a merger transaction whereby AMI became a wholly owned subsidiary of the Company (the “AAEX Merger”).  The following disclosure is with respect to material transactions between the Company and related parties since February 24, 2010, and with respect to material transactions between AMI and related parties since its inception.

1.  On May 18, 2010, the Company entered into a Management Services Agreement with WWPP.  WWPP agreed to pay the Company $75,000 per month for the services performed pursuant to that agreement.  J.W. Roth is an officer and director and founding member of WWPP, and also is an officer and director of the Company.  This agreement was terminated on August 31, 2011.

2.  On December 15, 2010, WWPP entered into an agreement for an office lease of $800 per month on a month to month basis.  The lease ended July 31, 2011.  This facility was used for WWPP office operations.  The building was owned by a related party during the time of the lease.

3.  During the year ended December 31, 2011, the Company entered into three management services agreements with companies in which the Company’s CEO began serving on the board of directors of each of these companies.  These management services agreements are for a one-year term and provide for a fixed monthly fee to be paid in cash.  At the inception of the agreements, the Company also received warrants to purchase shares of common stock of each of these companies (Note 6).  On October, 9, 2011, a related party managed services agreement was terminated.  As part of the termination agreement, the company’s CEO resigned from the board of directors of that company.  The related party accounts receivable balance represents the management fee due at December 31, 2011.

4.  In July 2011, an employee of AMI and shareholder advanced $25,000 to WWPP for short-term operating cash needs.  The amount is non-interest bearing, unsecured, and due on demand.  This is reflected as a related party payable.

5.  On November 3, 2011, the Company subscribed to a note offering for $25,000 with a related party.  The promissory note carries a 5% interest rate, and is unsecured.  In addition, the Company received 25,000 shares of this Company.

6.  On March 1, 2012, AMMS entered into a Management Services Agreement with Hangover Joe’s, Inc. (“HOJ”).  The Company’s CEO began serving on the board of directors of HOJ at the start of the agreement on March 1, 2012.

7.  On April 10, 2012, the Company entered into a binding letter of intent (the “LOI”) with HOJ pursuant to which the parties will negotiate in good faith toward a definitive agreement for the acquisition by the Company of HOJ.  Further, the LOI requires that within five business days of closing the Company sell three of its subsidiaries to an entity controlled by Messrs. Roth and Lavigne.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Officers and Directors and persons who own more than 10% of the Company’s outstanding Common Stock to file reports of ownership with the Securities and Exchange Commission (“SEC”).  Directors, officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during and for the Company’s fiscal year ended December 31, 2011, and through April 30, 2012 there were no directors, officers or more than 10% shareholders of the Company who failed to timely file a Form 3, 4 or 5.

Identification of Directors and Executive Officers

The table below sets forth the names, titles, and ages of the members of the Company’s Board of Directors and its executive officers.  Executive officers of the Company are appointed by the Board of Directors and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors.  There are no family relationships among any of the directors and executive officers of the Company.  There was no agreement or understanding between Company and any director or executive officer pursuant to which he was selected as an officer or director.

Name	Position	Age	Year Appointed as Officer or Director
J.W. Roth *	Chairman and Chief Executive Officer of AMHC	48	2010
David Lavigne *	Chairman and Chief Financial Officer of AMHC	50	2010

* Messrs. Roth and Lavigne have served as officers and directors of AMI since its formation.

J.W. Roth currently serves as the Company’s Co-Chairman and as its Chief Executive Officer.  Mr. Roth is also a director of WWPP and is a founding member of AMI.  Mr. Roth has been actively involved in all phases of the Company’s development.  Mr. Roth served as a director of Disaboom, Inc. (OTC-Pink Sheets DSBO.PK) from its inception through May 2009.  Since 1997 Mr. Roth has served as the as the President of JW Roth & Company, Inc., a consulting company.  Prior to founding JW Roth & Company, Mr. Roth worked in the financial sales industry for American National Insurance Company and the Prudential Insurance Company.  Additionally, Mr. Roth has worked for, and been associated with, the business development of several companies such as Fear Creek Ranches, IMI Global, Inc., CattleNetwork, Inc., Front Porch Direct, and AspenBio Pharma, Inc.

David L. Lavigne currently serves as the Company’s Co-Chairman and as its Chief Financial Officer. Mr. Lavigne is a founding member of AMI. Mr. Lavigne was the founder of EdgeWater Research Partners, LLC (“Edgewater”), and the control person at the time it was acquired by AMI. EdgeWater was started in 2002 and was a subscription based service providing micro-cap and small-cap research to institutions, brokers and individual investors.  Mr. Lavigne has spent approximately 25 years in the financial and investment industry primarily employed by small regional sell-side broker-dealers involved in the provisioning of both investment banking and research services with respect to micro cap and small cap issuers.  Mr. Lavigne’s experience includes creating research and analysis for retail and institutional clients, as well as research that augments the due diligence process of the corporate finance departments of his respective employers.  His generalist research has encompassed several dozen public companies.  Mr. Lavigne graduated from the University of Idaho in 1984 with a BS degree in Finance.

EXECUTIVE COMPENSATION

Compensation and other Benefits of Executive Officers

The following table sets out the compensation received for the fiscal years December 31, 2011 and 2010 in respect to each of the individuals who served as the Company’s chief executive officer at any time during the last fiscal year, as well as the Company’s most highly compensated executive officers:

				(1)
				Option	All Other
Name and	Fiscal	Salary	Bonus	Awards	Compensation		Total
Principal Position	Year	($)	($)	($)	($)		($)
JW Roth,
Co-Chairman and Chief Execrutive Officer (2)	2011	$210,000	$1,015	$-	$-		$211,015
	2010	$152,500	$18,230	$-	$37,186	(3)	$207,916

David Lavigne,
Co-Chairman and Chief Financial Officer (4)	2011	$210,000	$1,015	$-	$-		$211,015
	2010	$152,500	$18,230	$-	$37,186	(3)	$207,916

Kent Kiefer,
Former Chief Executive Officer of AMHC and AMI (5)	2011	$-	$-	$-	$-		$-
	2010	$64,103	$8,750	$-	$-		$240,699

Mark Labertew,
Fomer Chief Executive Officer and Chief	2011	$-	$-	$-	$-		$-
Financial Officer (8)	2010	$52,346	$-	$-	$-		$139,461

Delray Wannermacher,
Former President (11)	2011	$-	$-	$-	$-		$-
	2010	$100,397	$3,000	$-	$-		$137,583

(1)
Amounts represent the calculated fair value of stock options granted to the named executive officers based on provisions of ASC 718-10, Stock Compensation.  See Note 11 to the consolidated financial statement for discussion regarding assumptions used to calculate fair value under the Clack-Scholes-Merton valuation model.

(2)
Mr. Roth served as the Chief Executive Officer of AMI from its inception until October 1, 2009 when Mr. Kiefer was appointed to that position.  As a result of certain management changes Mr. Roth served as the Company’s Chief Executive Officer from Jun 1, 2010, through August 2, 2010; and again starting December 3, 2010 through the present.

(3)
Comprised of (i) Commissions paid during 2010 in the amount of $28,186.  Commissions comprised of up to 20% of the revenue attributable to certain sales initiated by certain Company executive officers and then divided equally among those same persons; (ii) Monthly health insurance allowance of $9,000 during 2010 (as is) provided to all Company employees).

(4)
Mr. Lavigne is a founding member of AMI and currently serves as the Company’s Co-Chairman.  Mr. Lavigne served as the Company’s Chief Financial Officer from June 1, 2010, through August 2, 2010; and again starting December 3, 2010, through the present.

(5)	Mr. Kiefer served as the Chief Executive Officer of AMI from October 1, 2009, through June 1, 2010, and served as the Company’s Chief Executive Officer and Chief Financial Officer until June 1, 2010.

(6)
Comprised of (i) Commissions paid to Mr. Kiefer during 2010 in the amount of $9,736.  Mr. Kiefer was entitled to receive a commission up to $250 for each issuer profile AMI sold and delivered; (ii) $5,250 during fiscal 2010 relates to a monthly health insurance allowance provided to Mr. Kiefer.

(7)
Upon his appointment as AMI’s Chief Executive officer on October 1, 2009, Mr. Kiefer was granted an option.  After giving effect to the exchange ratio for the AAEX Merger, the option was exercisable to acquire approximately 1,041,000 shares of Company common stock.  Upon his resignation as a Company executive office on Jun 1, 2010, the Company agreed to deem 650,000 of the shares underlying the option vested and exercisable through August 1, 2013.  The option is exercisable at $0.29 per share.

(8)	Mr. Labertew served as the Company’s Chief Executive Officer and Chief Financial Officer from August 2, 2010, through December 3, 2010.

(9)
Upon his appointment as the Company’s Chief Executive Officer and Chief Financial Officer Mr. Labertew was granted an option to acquire 1,000,000 shares of Company common stock at $0.65 per share.  Upon his resignation on December 3, 2010, the Company agreed to for 250,000 shares underlying the option were deemed vested and exercisable through December 3, 2011.

(10)
Upon his resignation on December 3, 2010, Mr. Labertew agreed to provide certain consulting services on behalf of the Company in consideration for an up-front fee of $30,000.  The remaining $3,000 relates to the monthly health insurance allowance provided to Mr. Labertew during fiscal 2010.

(11)	Mr. Wannemacher served as the Company’s President and was on the Company’s board of Directors until his resignation on October 5, 2010.

The Board of Directors acting in lieu of a compensation committee, is charged with reviewing and approving the terms and structure of the compensation of the Company’s executive officers.  To date, the Company has not retained an independent compensation to assist the Company review and analyze the structure and terms of the Company’s executive officers.  Moreover, throughout much of the Company’s fiscal year, the same persons serving on the Board also served as Company executive officers.

The Company considers various factors when evaluating and determining the compensation terms and structure of its executive officers, including the following:

1.	The executive’s leadership and operational performance and potential to enhance long-term value to the Company’s shareholders;

2.	The Company’s financial resources, results of operations, and financial projections;

3.	Performance compared to the financial, operational and strategic goals established for the Company;

4.	The nature, scope and level of the executive’s responsibilities;

5.	Competitive market compensation paid by other companies for similar positions, experience and performance levels; and

6.	The executive’s current salary, the appropriate balance between incentives for long-term and short-term performance.

Company management is responsible for reviewing the base salary, annual bonus and long-term compensation levels for other Company employees, and the Company expects this practice to continue going forward.  The entire Board of Directors remains responsible for significant changes to, or adoption, of new employee benefit plans.  The Company believes that as relatively new company its compensation structure is fair to its executive officers as it is intended to balance the Company’s need to minimize its overhead costs yet reward its executives for individual performance and company performance.

To date the Company has not entered into any employment agreements with any of the persons who serve (or served) as the Company’s executive officers.  Currently there are no contractual commitments in place that provide for severance payments to our executive officers or similar benefits upon a change of control transaction.

The Company believes that the compensation environment for qualified professionals in the industry in which we operate is competitive.  In order to compete in this environment, the compensation of our executive officers is primarily comprised of the following components:

•         Base salary;

•         Stock option awards and/or equity based compensation;

•         Discretionary cash bonuses;

•         Commissions for sales of Company products and services; and

•         Other employment benefits.

Base Salary.  Base salary, paid in cash, is the first element of compensation to our officers.  In determining base salaries for our key executive officers, the Company aims to set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals.  The Board of Directors believes that base salary should be relatively stable over time, providing the executive a dependable, minimum level of compensation, which is approximately equivalent to compensation that may be paid by competitors for persons of similar abilities.  The Board of Directors believes that base salaries for our executive officers are appropriate for persons serving as executive officers of public companies similar in size and complexity similar to the Company.

During the Company’s 2011 and 2010 fiscal years it paid its executive officers the following base salaries:

•         J.W. Roth was paid a base salary of $210,000 in 2011 and $180,000 beginning on January 1, 2010, which was raised to $210,000 on October 1, 2010.

•         David Lavigne was paid a base salary of $210,000 in 2011 and $180,000 beginning on January 1, 2010, which was raised to $210,000 on October 1, 2010.

•         Kent Kiefer was paid an annual base salary of $100,000 through the date of his resignation.

•         Mark Labertew was paid an annual base salary of $180,000, which was decreased on October 1, 2010 to $150,000 through the date of his resignation.

•         Delray Wannemacher was paid an annual base salary of $180,000 in 2010 through the date of his resignation.

Stock Option Plan Benefits.  Each of the Company’s executive officers is eligible to be granted awards under the Company’s equity compensation plans.  The Company believes that equity based compensation helps align management and executives’ interests with the interests of our shareholders.  Our equity incentives are also intended to reward the attainment of long-term corporate objectives by our executives.  We also believe that grants of equity-based compensation are necessary to enable us to be competitive from a total remuneration standpoint.  At the present time, we have one equity incentive plan for our management and employees, the 2009 Stock Option Plan.

We have no set formula for granting awards to our executives or employees.  In determining whether to grant awards and the amount of any awards, we take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package.  The Company has granted certain of its executive officers (and other key employees) stock options.

Discretionary Annual Bonus.  Discretionary cash bonuses are another prong of our compensation plan.  The Board of Directors believes that it is appropriate that executive officers and other employees have the potential to receive a portion of their annual cash compensation as a cash bonus to encourage performance to achieve key corporate objectives and to be competitive from a total remuneration standpoint.

We have no set bonus formula for determining or awarding discretionary cash bonuses to our other executives or employees.  In determining whether to award bonuses and the amount of any bonuses, we have taken and expect to continue to take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package, as well as the Company’s overall performance including cash flow and other operational factors.

During fiscal 2011, we paid discretionary cash bonuses to certain of the Company’s executive officers (being Messrs. Roth and Lavigne).  In general the bonuses paid to these executive officers were determined by the Board after considering the following factors: sales generated by each executive and improvements in Company operations oversaw by that executive.

Cash Commissions.  The Company has placed a significant amount of emphasis on its executive officers’ ability to help grow the Company’s business through organic growth.  As such the Company has adopted certain commission formulas for paying its executive officers commissions on sales of memberships and other services provided by the Company.  Generally, these commissions were for the sale of memberships and issue contracts.

Other Compensation/Benefits.  Another element of the overall compensation is through providing our executive officers are various employment benefits, such as the payment of a monthly allowance for health care insurance.

Stock Option, Stock Awards and Equity Incentive Plans

In accordance with the Company’s 2009 Stock Option Plan, the Company has granted certain of its executive officers stock options during the Company’s 2011 and 2010 fiscal years.

The following table sets forth the outstanding equity awards for each named executive officer at December 31, 2011.  There were no equity awards granted to executive officers during 2011.

Number of Securities
Underlying Unexercised
	Options (#)		Option	Option
			Exercise	Expiration
Name and Principal Position	Exercisable	Un-exercisable	Price ($)	Date

Kent Kiefer, Former CEO and CFO (1)	650,000	-	0.29	08/01/2013

(1)
Upon being appointed as an executive officer Mr. Kiefer was granted a stock option.  Upon his resignation on June 1, 2010, in consideration for certain services and releases, the Company agreed to deem 650,000 of the shares underlying the option vested and exercisable through August 1, 2013.  The option is exercisable at $0.29 per share.

Compensation of Directors

To date, the Company has not provided any of the persons serving as on its directors any separate or additional consideration for serving on the Board.  Therefore, each of the persons who served on the Company’s Board of Directors during fiscal 2011 also served as executive officers, all compensation they received was provided in their capacity as executive officers.

INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees
Our independent registered public accounting firm, GHP Horwath, P.C., (“GHP Horwath”) billed us aggregate fees in the amount of approximately $51,000 for the fiscal year ended December 31, 2011, and approximately $50,000 for the fiscal year ended December 31, 2010.  These amounts were billed for professional services that GHP Horwath provided for the audit of our annual financial statements, reviews of the interim consolidated financial statements included in our reports on Forms 10-Q and other services typically provided by an auditor in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

GHP Horwath billed us aggregate fees in the amount of $0 in 2011 and $9,500 for the fiscal year ended December 31, 2010, for audit services performed relating to the acquisition of WWPP.

Tax Fees

GHP Horwath did not bill us for any tax fees for the fiscal years ended December 31, 2011 and 2010.

All Other Fees

GHP Horwath did not bill us for any other fees for the fiscal years ended December 31, 2011 and 2010.

Audit Committee’s Pre-Approval Practice

Inasmuch as the Company does not have an audit committee, the Company’s board of directors performs the functions of its audit committee.  Section 10A(i) of the 1934 Act prohibits our auditors from performing audit services for us as well as any services not considered to be “audit services” unless such services are pre-approved by the board of directors (in lieu of the audit committee) or unless the services meet certain de minimis standards.

The board of directors has adopted resolutions that provide that the board must:

Pre-approve all audit services that the auditor may provide to us or any subsidiary (including, without limitation, providing comfort letters in connection with securities underwritings or statutory audits) as required by §10A(i)(1)(A) of the 1934 Act.

Pre-approve all non-audit services (other than certain de minimis services described in §10A(i)(1)(B) of the 1934 Act that the auditors propose to provide to us or any of our subsidiaries.

The Board of Directors considers at each of its meetings whether to approve any audit services or non-audit services.  In some cases, management may present the request; in other cases, the auditors may present the request.  The Board of Directors approved GHP Horwath performing our audit for the 2011 fiscal year.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board of Directors is nominating two persons to be elected to the Company’s Board of Directors:  J.W. Roth and David Lavigne.  If elected each director will serve for a one year term and until his or her successor is elected and qualified.

The Company has signed a letter of intent dated April 10, 2012 (the “LOI”) with Hangover Joe’s, Inc., a Colorado corporation (“HOJ”) pursuant to which the Company will acquire HOJ and issue shares of Company common stock  such that 69% of the Company’s voting power will be held by the current shareholders of HOJ.  There can be no assurance that the Company will successfully negotiate a definitive agreement with HOJ.  If the Company closes the transaction with HOJ, then two additional persons will be added to the Board, being Michael Jaynes and Michael Malm, and Mr. Lavigne will resign his position.  Our Bylaws (Article IV, Section 2) permit the expansion of the number of Board members serving by resolution of the Board.  Any vacancy resulting from such expansion to three persons, or the vacancy that might be created by Mr. Lavigne’s resignation can be filled by existing Board members pursuant to Article IV, Section 2. You are not being asked to vote on the transaction with HOJ, nor are you being asked to vote on the election of Messrs. Jaynes and Malm.  However, their biographies and other information  set forth below is provided in accordance with Rule 14f-1 to the extent the Company enters into a definitive agreement with HOJ and the transaction closes.

Biographies

Michael Jaynes is the President/Chief Executive Officer and Director of HOJ.    Mr. Jaynes was a founder of the LLC and JV, and has been involved in developing the business plan through those entities.  Mr. Jaynes has over 21 years’ experience as a trial attorney, most recently in his own firm of Michael Jaynes, PC in Jackson, Tennessee. Prior to private practice, Mr. Jaynes was an employee of the Tennessee Supreme Court as an Assistant Public Defender. In 2008, Mr. Jaynes retired from the practice of law and has been involved in developing what is now Hangover Joe’s, Inc.  Mr. Jaynes graduated from Lambuth University (Jackson, Tennessee) in 1983 with a Bachelors of Science degree in Political Science.  He received his JD from Nashville School of Law in 1987.

Michael Malm, is a Director of HOJ.  Since 2003 Mr. Malm has been an Executive VP of the Crystal Art Gallery, where he has successfully developed a staff of designers to create wall décor for major retailers.  In this position Mr. Malm also negotiated and acquired licenses for wall décor and negotiated and created new sales programs with major retailers.  From 1999 through 2003 Mr. Malm was an Executive VP of Crystal Art of Florida, taking over management of the company in a hostile takeover.  Prior to 1999 Mr. Malm was the President of O.S.P. Publishing, a consumers products company specializing in manufacturing and selling licensed products. Mr. Malm graduated from the University of Southern California in 1984 with a degree in Business.

Security Ownership of Directors and Management in Compliance with Rule 14f-1

Prior to the closing of a definitive agreement with HOJ, Michael Jaynes and Michael Malm own zero shares of the Company.  If the HOJ transaction closes, the following reflects their ownership of the Company on a post-closing approximate basis:

Name and Address of Beneficial Owner	Position	Common Stock - Amount and Nature of Beneficial Ownership	Percent of Common Stock	Series A Preferred Stock – Beneficial Ownership	Percent of Series A Preferred Stock	As Converted Basis Percent of Voting Stock
Michael Jaynes 2 North Cascade Ave, #1400 Colorado Springs, CO 80903	Director and President	31,600,000	27%	-	-	26%

Michael Malm 2 North Cascade Ave, #1400 Colorado Springs, CO 80903	Director	31,600,000	27%	-	-	26%

All current director and executive officer nominees as a group (two persons)		63,200,000	54%	-	-	52%

Change of Control

Upon the closing of a definitive agreement with HOJ and in accordance with the April 10, 2012 LOI, 69% of the Company’s voting power will be held by the current shareholders of HOJ.  Upon the closing of the definitive agreement, two additional persons will be added to the Board, being Michael Jaynes and Michael Malm, and Mr. Lavigne will resign his position. However, there can be no assurance that the Company will successfully negotiate a definitive agreement with HOJ.

Legal Proceedings

During the past ten years none of the persons to be appointed as executive officers and/or directors of the Company have been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity.

Identification of Directors

The table below sets forth the names, titles, and ages of the “to be” appointed members of the Company’s Board of Directors upon closing of a definitive agreement with HOJ.  There are no family relationships among any of the directors and executive officers of the Company.  There was no agreement or understanding between Company and any director or executive officer pursuant to which he was selected as an officer or director.

Name	Position	Age	Year Appointed as Officer or Director
Michael Jaynes	Director and President of AMHC	53	2012*
Michael Malm	Director of AMHC		2012*

*Will be appointed only upon the closing of a definitive agreement with HOJ.

Independence of the Board of Directors

Neither of Michael Jaynes or Michael Malm would be considered “independent” as that term defined by Section 803A of the NYSE Amex Company Guide inasmuch as each of the directors will have material relationships with the Company if the HOJ transaction closes.  The Board considers all relevant facts and circumstances in its determination of independence of all members of the Board.

Nominees for Election of Directors

The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the election of the two nominees for director named below.  If, at the time of the meeting, either of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion.  If elected, Messrs. Roth and Lavigne will each hold office for a term of one year, and until their successors are duly elected or appointed or until their earlier death, resignation or removal.

Vote Required and Recommendation

To be elected each director must receive a plurality of the votes cast at the Meeting.  The Board of Directors recommends a vote “FOR” the election of Messrs. Roth and Lavigne.  Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ slate of nominees.  Neither Management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a Director.  Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a substitute nominee proposed by the Board of Directors if any nominee becomes unavailable for election.  At this time, the Board knows of no reason why any nominee might be unavailable to serve.

PROPOSAL TWO
AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO INCREASE THE COMPANY’S AUTHORIZED CAPITAL

The Company’s Board of Directors has approved an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized capital from 110,000,000 shares with 100,000,000 million being designated as common stock and 10,000,000 million being designated as preferred stock to 160,000,00 shares, consisting of 150,000,000 common shares and 10,000,000 shares of preferred stock.

Background and Discussion of Proposed Amendment

Of our Preferred Stock currently 425,000 shares are designated as our Series A Preferred Stock.  As of April 4, 2012 the following shares of our capital stock were outstanding or otherwise reserved for issuance:

Class of Security	Number of Common Stock Shares Either Outstanding or Into Which Such Security is Convertible
Common Stock	34,446,531
Series A Preferred Stock (1)	3,081,144
Warrants	1,979,495
Convertible Promissory Notes	1,735,333
Stock Option Plan (2)	1,432,575
Total	42,675,078

(1)	Currently there are 385,143 shares of our Series A Preferred Stock outstanding. Each share is currently convertible into eight shares of our common stock.

(2)	Includes 918,114 vested and 514,461 unvested options.

The Company does not believe that it has sufficient shares of common stock available to accomplish its business objectives over the next several years.  Consequently, the Board of Directors approved, and recommends that the shareholders approve, an amendment to our Articles of Incorporation increasing the Company’s authorized common stock to 150,000,000 shares.  The authorized preferred stock would remain at 10,000,000 shares.  We anticipate that this will give us:

•
Significant flexibility for future financing transactions by making a sufficient number of shares of authorized capital available for general corporate purposes, such as capital raising transactions (although no future financing transactions using shares of our common stock are contemplated at the present); and

•
Significant flexibility for future business acquisition activity, if any (although one potential business acquisition is currently identified, there is no assurance that that acquisition will be closed).

Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends from assets legally available at such times and in such amounts as the Board of Directors may from time to time determine.  If this Proposal is not approved, the Company may not have sufficient Common Stock to achieve future financings or for mergers or acquisitions that it may wish to pursue.

As an example, the Company recently entered into the LOI with HOJ.  If the amendment to increase authorized capital is not approved, then the Company will not be able to proceed with the acquisition of HOJ as contemplated in the LOI.  The Company believes it is in the Company’s best interest to have additional flexibility to issue shares of its common stock should the Company identify a transaction whereby it believes it is appropriate to do so.

If the Company is able to enter into a definitive agreement with HOJ as contemplated in the LOI and the Board determines to proceed with the closing of that transaction, then the Company will issue additional shares of its common stock.  There can be no assurance the Company will successfully negotiate a definitive agreement with HOJ or that the transaction will close.  Other than the HOJ transaction, the Company does not have any plans at the present time to issue any additional shares of common stock or preferred stock.  However, it is likely that in the future the Company will utilize its capital stock for capital raising purposes or to effect strategic transactions.

Anti-Takeover Effects.  The issuance of additional shares of common stock or preferred stock by the Company may also potentially have an anti-takeover effect by making it more difficult to obtain stockholder approval of various actions, such as a merger or removal of management.  The increase in authorized shares of common stock has not been proposed for an anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of its common stock.

Dilutive Effects.  The authorization and subsequent issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of our capital stock.  The actual effect on the current holders of common stock and/or preferred stock cannot be ascertained until the shares are issued in the future.  However, such effects might include dilution of the voting power and reduction of amounts available on liquidation.

Vote Required and Recommendation of Board

Proposal Two requires the affirmative vote of a majority of the votes entitled to be cast at the Meeting.  The Board of Directors recommends that shareholders vote “FOR” the proposed amendment to the Articles of Incorporation to increase our authorized capital.

PROPOSAL THREE
AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO CHANGE OUR NAME

If the transaction with HOJ closes, then the Board of Directors believes that the name of the Company should be aligned with its new business.  Therefore the Board of Directors has adopted a resolution to amend the Company’s Articles of Incorporation to “Hangover Joe’s Holding Corporation” or such other name selected by the Board to accurately reflect the business of the Company.  The resolution is subject to shareholder approval as well as closing of the transaction with HOJ.  If the transaction with HOJ is not closed and the Company identifies another strategic transaction that changes it’s business plan, the resolution authorizes the Board to change the Company’s name to a different name as selected by the Board, in its sole discretion, within twelve months of shareholder approval of this Proposal Three.  There can be no assurance that the Company will be able to successfully negotiate a definitive agreement with HOJ, or that the transaction will close.

If the shareholders approve the proposed amendment, and if the transaction with HOJ closes, in addition to changing the Company’s legal name under Colorado law, the Company will notify the Financial Industry Regulatory Authority (“FINRA”) of the name change and work with FINRA to obtain a new trading symbol for its common stock.

Vote Required and Recommendation of Board

Proposal Three requires the affirmative vote of a majority of the votes entitled to be cast at the Meeting.  The Board of Directors recommends that shareholders vote “FOR” this proposal.

PROPOSAL FOUR
APPROVAL OF THE SALE OF THREE SUBSIDIARIES
IN A RELATED PARTY TRANSACTION

If the transaction with HOJ closes, the LOI requires the sale of the Company’s three current subsidiaries (Accredited Members, Inc., AMHC Managed Services, Inc. and World Wide Premium Packers, Inc., which are collectively referred to as the “Subsidiaries”) to be sold (the “Sale”) to Accredited Members Acquisition Corp. (“Acquisition Corp.”).  Acquisition Corp. is an entity controlled by the Company’s two current directors, JW Roth and David Lavigne.

No shareholder approval is required for the Sale. However, the Board of Directors is requesting that this transaction be approved by the shareholders because it is a related party transaction.  Acquisition Corp. will acquire all equity interests in the Subsidiaries, as well as assume all liabilities relating to the businesses of the Subsidiaries that have been incurred by the Company directly.  Acquisition Corp. will also pay the Company $10,000 in cash at the closing.

The definitive agreement for the Sale will include customary representations and warranties by the Company, and indemnification of the Company by Acquisition Corp. and the two directors, with respect to losses or third party claims relating to claims against the Company for the business of the Subsidiaries.

Vote Required and Recommendation of Board

Proposal Four is not required to be approved by the shareholders. However, since this is a related party transaction the Board of Directors is requesting that the transaction be approved by the affirmative vote of a majority of the votes entitled to be cast at the Meeting.  The Board of Directors [does not make a recommendation with respect to this proposal].

PROPOSAL FIVE
APPROVAL OF OUR 2012 STOCK OPTION PLAN

On April 2, 2012, the Board of Directors of the Company adopted the 2012 Stock Option Plan (the “Plan”), to be effective only if the transaction with HOJ closes.  No options can be granted under the Plan unless and until the Plan becomes effective.  [___________] shares of Company common stock will be reserved for issuance under the Plan.  The market value of the Company’s common stock as of April 16, 2012 was $0.06.

The Plan is being submitted to shareholders for approval at the Meeting. Shareholder approval of the Plan is sought to: (i) qualify it under Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (the “Act”), and thereby render certain transactions under it exempt from certain provisions of Section 16 of the Act; (ii) to permit the issuance of Options which will qualify as Incentive Options pursuant to the Internal Revenue Code of 1986, as amended (the “Code”); and (iii) permit the Company to utilize the Plan.

The Board of Directors believes that the Plan is necessary and appropriate to permit the Company to offer officers, directors, advisors and employees equity based compensation.  As indicated in the preceding paragraph, if the shareholders do not approve the Plan, then recipients of options under the Plan will not have the benefit of qualification under Rule 16b-3 as well as the favorable tax treatment under the Code.

The Plan includes:  (i) options intended to qualify as “incentive stock options” (“Incentive Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) non-incentive stock options which are not intended to qualify as Incentive Options (“Non-Incentive Options”); and (iii) shares issuable as stock bonuses (“Stock Bonuses”).

The Plan is intended to provide incentives to officers, directors, employees and other persons, including consultants and advisers, who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in it. The Board of Directors believes that this also helps align the interests of the Company’s management and employees with the interests of shareholders. The terms of the Plan concerning the Incentive Options and Non-Incentive Options are substantially the same except that only employees of the Company are eligible to receive Incentive Options; employees and other persons are eligible to receive Non-Incentive Options. The number of shares reserved for issuance under the Plan is a maximum aggregate so that the number of Incentive Options and/or Non-Incentive Options that may be granted reduces the number of Stock Bonuses which may be granted, and vice versa.

Administration of the Plan

The Plan is administered by the Board of Directors, or a committee appointed by the Board of Directors (the “Committee”).  Currently, the Board of Directors is the Committee.  In addition to determining who will be granted Options or Bonuses the Committee has the authority and discretion to determine when Options and Stock Bonuses will be granted and the number of Options and Stock Bonuses to be granted. The Committee also may determine a vesting and/or forfeiture schedule for Stock Bonuses and/or Options granted, the time or times when each Option becomes exercisable, the duration of the exercise period for Options and the form or forms of the agreements, certificates or other instruments evidencing grants made under the Plan. The Committee may determine the purchase price of the shares of Common Stock covered by each Option and determine the Fair Market Value per share. The Committee also may impose additional conditions or restrictions not inconsistent with the provisions of the Plan. The Committee may adopt, amend and rescind such rules and regulations as in its opinion may be advisable for the administration of the Plan.

The Committee also has the power to interpret the Plan and the provisions in the instruments evidencing grants made under it, and is empowered to make all other determinations deemed necessary or advisable for the administration of it.

Eligibility

Participants in the Plan may be selected by the Committee from employees, officers and directors of, and consultants and advisors to, the Company and its subsidiary and affiliated companies, if any. The Committee may take into account the duties of persons selected, their present and potential contributions to the success of the Company and such other considerations as the Committee deems relevant to the purposes of the Plan.

The grant of Options or Stock Bonuses under the Plan does not confer any rights with respect to continuation of employment, and does not interfere with the right of the recipient or the Company to terminate the recipient’s employment, although a specific grant of Options or Stock Bonus may provide that termination of employment or cessation of service as an employee, officer, director, or consultant may result in forfeiture or cancellation of all or a portion of the Stock Bonus, the underlying restricted stock, or Options.

Adjustment

In the event a change, such as a stock split, is made in the Company’s capitalization which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, appropriate adjustments will be made to unvested Stock Bonus (if applicable), and in the exercise price and in the number of shares subject to each outstanding Option. The Committee also may make provisions for adjusting the number of Stock Bonuses or underlying outstanding Options in the event the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of the Company’s outstanding Common Stock. Options and Stock Bonuses may provide that in the event of the dissolution or liquidation of the Company, a corporate separation or division or the merger or consolidation of the Company, the holder may exercise the Option on such terms as it may have been exercised immediately prior to such dissolution, corporate separation or division or merger or consolidation; or in the alternative, the Committee may take no action and provide that each Option granted under the Plan shall terminate as of a date fixed by the Committee.

Income Tax Consequences of the Plan

The Incentive Options issuable under the Plan are structured to qualify for favorable tax treatment to recipients provided by Section 422 of the Code.  Pursuant to Section 422 of the Code, Optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an Incentive Option. In addition, provided that the stock underlying the Option is not sold within two years after the grant of the Option and is not sold within one year after the exercise of the Option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss.  An Optionee also may be subject to the alternative minimum tax upon exercise of his Options.  The Company will not be entitled to receive any income tax deductions with respect to the granting or exercise of Incentive Options or the sale of the Common Stock underlying the Options.  The exercise price of Incentive Options granted cannot be less than the fair market value of the underlying Common Stock on the date the Options were granted. In addition, the aggregate fair market value (determined as of the date an Option is granted) of the Common Stock underlying the Options granted to a single employee which become exercisable in any single calendar year may not exceed the maximum permitted by the Internal Revenue Code for Incentive Options.  This amount currently is $100,000. No Incentive Option may be granted to an employee who, at the time the Option would be granted, owns more than ten percent of the outstanding stock of the Company unless the exercise price of the Options granted to the employee is at least 110 percent of the fair market value of the stock subject to the Option and the Option is not exercisable more than five years from the date of grant.

Non-Incentive Options will not qualify for the special tax benefits given to Incentive Options under Section 422 of the Code.  An Optionee does not recognize any taxable income at the time he or she is granted a Non-Incentive Option.  However, upon exercise of the Option, the Optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price.  The ordinary income recognized by the Optionee will be treated as wages and will be subject to income tax withholding by the Company.  Upon an Optionee’s sale of shares acquired pursuant to the exercise of a Non-Incentive Option, any difference between the sale price and the fair market value of the shares on the date when the Option was exercised will be treated as long-term or short-term capital gain or loss. Upon an Optionee’s exercise of a Non-Incentive Option, the Company will be entitled to a tax deduction in the amount recognized as ordinary income to the Optionee provided that the Company effects withholding with the respect to the deemed compensation.

With respect to Stock Bonuses, generally, a grantee will recognize as ordinary income the fair market value of the bonus as of the date of receipt.  If the grantee is an employee, then the grant is compensation and will be subject to income tax withholding by us (if an employee) or self-employment tax (if a non-employee).

Other Provisions

The exercise price of any option granted under the Plan must be no less than 100% of the “fair market value” of our Common Stock on the date of grant. Any incentive stock option granted under the Plan to a person owning more than 10% of the total combined voting power of the Common Stock shall be at a price of no less than 110% of the fair market value per share on the date of grant.

The exercise price of an option may be paid in cash, in shares of our Common Stock or other property having a fair market value equal to the exercise price of the option, or in a combination of cash, shares and property. The Committee shall determine whether or not property other than cash or Common Stock may be used to purchase the shares underlying an option and shall determine the value of the property received.

Anti-Takeover Effects.  The issuance of additional shares of Common Stock upon the exercise of the options may also potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management. The Plan has not been proposed for an anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of its Common Stock.

Dilutive Effects.  The authorization and subsequent issuance of additional shares of Common Stock upon the exercise of the Options and Stock Bonuses granted under the Plan may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of common stock.  The actual effect on the holders of common stock cannot be ascertained until the shares of common stock are issued in the future.  However, such effects might include dilution of the voting power and reduction of amounts available on liquidation.

Vote Required and Recommendation of Board

Proposal Five requires the affirmative vote of a majority of the votes entitled to be cast at the Meeting.  The Board of Directors recommends that shareholders vote “FOR” this proposal.  The Plan will only become effective if the transaction with HOJ is closed.

PROPOSAL SIX
RATIFICATION AND APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 2, 2012, our Board of Directors unanimously appointed GHP Horwath, P.C. (“GHP”) as our independent registered public accounting firm for the fiscal year ended December 31, 2012.  Further, the Board of Directors directed that we submit the selection of GHP for ratification and approval by our shareholders at the Meeting.  Although the Company is not required to submit the selection of independent registered public accountants for shareholder approval, if the shareholders do not ratify this selection, the Board of Directors may reconsider its selection of GHP. The Board considers GHP to be well qualified to serve as the independent auditors for the Company, however, even if the selection is ratified, the Board of Directors may direct the appointment of a different independent registered public accounting firm at any time during the current or subsequent fiscal year if the Audit Committee and Board of Directors determines that the change would be in the Company’s best interests.  Representatives from GHP [will/will not] be present at the Meeting.

Vote Required and Recommendation

Proposal Six requires the affirmative vote of a majority of the votes entitled to be cast at the Meeting.  The Board of Directors recommends a vote “FOR” Proposal Six.

ANNUAL REPORT TO SHAREHOLDERS

Included with this Proxy Statement is the Company’s 2011 Annual Report on Form 10-K for the year ended December 31, 2011 and the Company’s Current Report on Form 8-K filed April 16, 2012.

OTHER MATTERS

Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein.  However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Only one proxy statement and the other proxy materials are being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy in the future may contact us through our Corporate Secretary, 2 North Cascade Avenue, Suite 1400, Colorado Springs, CO 80903.

Shareholders who share an address but are receiving multiple copies of the proxy statement and/or annual report may contact us through our Corporate Secretary, 2 North Cascade Avenue, Suite 1400, Colorado Springs, CO 80903, or by telephone:  (719) 265-5821 to request that a single copy be delivered.

SHAREHOLDER PROPOSALS

Accredited Members Holding Corporation expects to hold its next annual meeting of shareholders in May 2013.  Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to Accredited Members Holding Corporation, 2 North Cascade Avenue, Suite 1400, Colorado Springs, CO 80903, and we must receive the proposals by December 15, 2012.  Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law.  It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested.  After December 15, 2012, any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

BY ORDER OF THE BOARD OF DIRECTORS:

ACCREDITED MEMBERS HOLDING CORPORATION
David Lavigne & J.W. Roth,
Co-Chairmen

PROXY

ACCREDITED MEMBERS HOLDING CORPORATION
2 North Cascade Avenue, Suite 1400
Colorado Springs, CO 80903
(719) 265-5821

ANNUAL MEETING OF SHAREHOLDERS – JUNE 13, 2012

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Accredited Members Holding Corporation, hereby constitutes and appoints J.W. Roth and David Lavigne, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of Common Stock and/or Preferred Stock standing in the name of the undersigned at the Annual Meeting of Shareholders to be held at the Denver Marriott City Center, 1701 California Street, Denver, Colorado 80202 on Wednesday, June 13, 2012 at 6:00 p.m. local time, and at any adjournment or adjournments thereof, upon the following:

Proposal One:  To elect the following two persons as directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified:

J.W. Roth	For / /	Withhold Authority to vote / /
David Lavigne	For / /	Withhold Authority to vote / /

Proposal Two:  Approval of an amendment to our Articles of Incorporation increasing the number of shares of authorized common stock to 150,000,000 shares.

For /  /                      Against /  /                                Abstain /  /

Proposal Three:  Approval of an amendment to our Articles of Incorporation to change the name of the Company.

For /  /                      Against /  /                                Abstain /  /

Proposal Four:  Approval of the sale of all three subsidiaries (Accredited Members, Inc., AMHC Managed Services, Inc. and World Wide Premium Packers, Inc.) to Accredited Members Acquisition Corp. in a related party transaction.

For /  /                      Against /  /                                Abstain /  /

Proposal Five:  Approval of our 2012 Stock Option Plan.

For /  /                      Against /  /                                Abstain /  /

Proposal Six:  Approval and ratification of the appointment of GHP Horwath, P.C. as our independent registered public accounting firm.

For /  /                      Against /  /                                Abstain /  /

In their discretion, the Proxy is authorized to vote upon such other business as lawfully may come before the Meeting.  The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR THE OTHER PROPOSALS LISTED ABOVE.  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.

Please mark, date and sign exactly as your name appears hereon, including designation as executor, Trustee, etc., if applicable, and return the Proxy in the enclosed postage-paid envelope as promptly as possible.  It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person.  A corporation must sign in its name by the President or other authorized officer.  All co-owners and each joint owner must sign.

Date:  _______________________

_____________________________________
Signature(s)

Address if different from that on envelope:

_____________________________________
Street Address

_____________________________________
City, State and Zip Code

Please check if you intend to be present at the meeting:  ______